Exhibit (e)(1)

UNDERWRITING AGREEMENT

AGREEMENT made as of this 29th day of July, 2026, between WILLIAM BLAIR ETF TRUST, a Delaware statutory trust (hereinafter called the “Trust”), and WILLIAM BLAIR & COMPANY, L.L.C., a Delaware limited liability company (hereinafter called the “Underwriter”), with respect to the Creation Units (as defined below) of shares of beneficial interest (the “Shares”) of all series of the Trust now in existence hereto or subsequently created (each, a “Fund” and collectively, the “Funds”);

WHEREAS, the Trust is an open-end investment company and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), that wishes to appoint the Underwriter to distribute the Shares;

WHEREAS, the Underwriter is a registered broker-dealer and member of the Financial Industry Regulatory Authority and is willing to distribute the Shares; and

WHEREAS, the Underwriter will not receive a distribution fee from the Funds for the distribution of the Shares except pursuant to a written Plan of Distribution pursuant to Rule 12b-l under the 1940 Act (the “Plan”) duly approved by the Trust’s Board of Trustees including a majority of whom are not interested persons of the Trust.

W I T N E S S E T H:

In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1.  The Trust hereby appoints the Underwriter as its agent for the continuous distribution of the Shares of each Fund to commence after the effectiveness of the Funds’ initial registration statement (the “initial Registration Statement”) filed pursuant to the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act. As specified in the Initial Registration Statement, including any amendments thereto (the “Registration Statement”), Shares may be created or redeemed only in blocks of Shares or multiples thereof (“Creation Units”).

2.  The Underwriter hereby accepts appointment as agent for the distribution of the Shares and agrees that it will use its best efforts to secure purchasers of Creation Units through Authorized Participants (as defined below) all subject to applicable federal and state laws and regulations and to the Declaration of Trust and the Bylaws of the Trust and in accordance with the Registration Statement and related prospectus (“Prospectus”).

3.  The Trust agrees to create, issue and redeem Creation Units of each Fund in accordance with the procedures described in the Registration Statement. Upon reasonable notice to the Underwriter and in accordance with the procedures described in the Registration Statement, the Trust reserves the right to reject any order for Creation Units or to stop all receipts of such orders at any time.

4.  Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable.

5.  The Underwriter agrees as follows: (i) the Underwriter shall enter into agreements between and among Depository Trust Company participants or participants in the Continuous Net Settlement System of the National Securities Clearing Corporation (“Authorized Participants”), the Underwriter and the transfer agent in accordance with the Registration Statement; (ii) the Underwriter shall generate, transmit and maintain copies of confirmations of Creation Unit purchase order acceptances to the purchaser (such confirmations will indicate the time such orders were accepted and will be made available to the Trust promptly upon request); (iii) the Underwriter shall deliver copies of the Prospectus to purchasers of such Creation units and upon request the statement of additional information; and (iv) the Underwriter shall maintain telephonic, facsimile and/or access to direct computer communications links with the transfer agent.

6.  The Underwriter shall ensure that all direct requests for the Registration Statement and periodic Fund reports, as applicable, are fulfilled. In addition, the Underwriter shall arrange to provide the national securities exchange on which the Shares of each Fund will be listed (the “Listing Exchange”) (and any other national securities exchange on which the Shares may be listed) with copies of the Registration Statement to be provided to purchasers in the secondary market. The Underwriter will generally make it known in the brokerage community that the Registration Statement is available, including by (i) advising the Listing Exchange on behalf of its member firms of the same, (ii) making such disclosure in all advertising, sales, marketing and promotional materials prepared and/or filed by the Underwriter with the Financial Industry Regulatory Authority, and (iii) as may otherwise be required by the Securities and Exchange Commission.

7.  Shares of each Fund offered for sale or sold by the Underwriter shall be so offered or sold at a price per share determined in accordance with the Fund’s then current Prospectus relating to the sale of such Shares except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission; provided, however, that any public offering price for Shares shall be the net asset value per share. The net asset value per share shall be determined in the manner and at the times set forth in the then effective Registration Statement (and related Prospectus) relating to such Shares.

8.  The Trust will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of its Shares for sale in such states as the Underwriter may reasonably request (it being understood that the Trust shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome).

9.  The Trust will furnish to the Underwriter from time to time such information with respect to a Fund and its Shares as the Underwriter may reasonably request for use in connection with the sale of Shares of such Fund. The Underwriter agrees that it will not use or distribute or authorize the use, distribution or dissemination by others in connection with the sale of such Shares any statements, other than those contained in the Fund’s current Prospectus or statement of additional information, except such supplemental literature or advertising as shall be lawful under federal and state securities laws and regulations, and that it will furnish the Trust with copies of all such material.

10.  The Underwriter, as agent of and for the account of the Fund, may repurchase the Shares of the Fund at such prices and upon such terms and conditions as shall be specified in the current Prospectus or statement of additional information of the Fund.

11.  In selling or reacquiring Shares of a Fund for the account of the Fund, the Underwriter will in all respects conform to the requirements of all state and Federal laws and the rules of the Financial Industry Regulatory Authority relating to such sale or reacquisition, as the case may be. The Underwriter will observe and be bound by all the provisions of the Declaration of Trust of the Trust (and of any fundamental policies adopted by the Funds pursuant to the 1940 Act and set forth in the Registration Statement, or as to which notice shall otherwise have been given to the Underwriter) which at any time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of the Underwriter.

12.  The Underwriter will require each of its employees, agents or representatives to conform to the provisions hereof and the Registration Statement (and related Prospectus) at the time in effect under the 1933 Act with respect to the public offering price of the Fund’s Shares, and neither the Underwriter nor any such employees, agents or representatives shall withhold the placing of purchase orders so as to make a profit thereby.

13.  The Trust shall indemnify, defend and hold harmless the Underwriter, its officers and trustees and any person who controls the Underwriter within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Underwriter, its officers and trustees or any such controlling person may incur under the 1933 Act, the 1940 Act, the common law or otherwise, arising out of or based upon: (a) any alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either or necessary to make the statements in either not misleading, and (b) any untrue statement or omission of a material fact in any advertising or promotional material or sales literature regarding one or more Funds furnished to an Authorized Participant by the Trust. This agreement shall not be construed to protect the Underwriter against any liability to the Trust or its shareholders to which the Underwriter would otherwise be subject by reason of the Underwriter’s fraud, bad faith, gross negligence, or reckless or willful misconduct. This indemnity agreement is expressly conditioned upon the Trust being notified of any action brought against the Underwriter, its officers or directors or any such controlling person, which notification shall be given by letter addressed to the Trust at its principal office in Chicago, Illinois, and sent to the Trust by the person against whom such action is brought within 10 days after the summons or other first legal process shall have been served. The failure to notify the Trust of any such action shall not relieve the Trust from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this paragraph. The Trust shall be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, the defense shall be conducted by counsel chosen by the Trust and approved by the Underwriter. If the Trust elects to assume the defense of any such suit and retain counsel approved by the Underwriter, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in the case the Trust does not elect to assume the defense of any such suit, or in the case the Underwriter reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Underwriter, its officers and directors or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Underwriter or them. In addition, the Underwriter shall have the right to employ counsel to represent it, its officers and directors and any such controlling person who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Trust hereunder if in the reasonable judgment of the Underwriter it is advisable for the Underwriter, its officers and directors or such controlling person to be represented by separate counsel, in which event the fees and expenses of such separate counsel shall be borne by the Trust. This indemnity agreement and the Trust’s representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its officers and directors or any such controlling person. This indemnity agreement shall inure exclusively to the benefit of the Underwriter and its successors, the Underwriter’s officers and directors and their respective estates and any such controlling persons and their successors and estates. The Trust shall promptly notify the Underwriter of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Shares. No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of this paragraph, without the prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action. This paragraph shall survive the termination of this agreement.

14.  The Underwriter agrees to indemnify, defend and hold harmless the Trust, its officers and Trustees and any person who controls the Trust within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the 1933 Act, the 1940 Act, the common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon: (a) any alleged untrue statement of a material fact contained in information furnished in writing by the Underwriter to the Trust specifically for use in the Registration Statement or the Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information furnished by the Underwriter to the Trust and required to be stated in the Registration Statement or the Prospectus or necessary to make such information not misleading, (b) any alleged act or omission on the Underwriter’s part as the Trust’s agent that has not been expressly authorized by the Trust in writing, (c) any claim, action, suit or proceeding which arises out of or is alleged to arise out of the Underwriter’s failure to exercise reasonable care and diligence with respect to its services rendered hereunder, and (d) any untrue statement or omission of a material fact in any advertising or promotional material or sales literature regarding one or more Funds furnished to an Authorized Participant by the Underwriter. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or a Trustee may be entitled as a matter of law. This indemnity agreement is expressly conditioned upon the Underwriter being notified of any action brought against the Trust, its officers or Trustees or any such controlling person, which notification shall be given by letter addressed to the Underwriter at its principal office in New York, New York, and sent to the Underwriter by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to notify the Underwriter of any such action shall not relieve the Underwriter from any liability which it may have to the Trust, its officers or Trustees or such controlling person by reason of any alleged misstatement, omission, act or failure on the Underwriter’s part otherwise than on account of the indemnity agreement contained in this paragraph. The Underwriter shall have a right to control the defense of such action with counsel of its own choosing and approved by the Trust if such action is based solely upon such alleged misstatement, omission, act or failure on the Underwriter’s part, and in any other event the Trust, its officers and Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action at their own expense. If the Underwriter elects to assume the defense of any such suit and retain counsel approved by the Trust, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in case the Underwriter does not elect to assume the defense of any such suit, or in the case the Trust reasonably does not approve of counsel chosen by the Underwriter, the Underwriter will reimburse the Trust, its officers and Trustees or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Trust or them. In addition, the Trust shall have the right to employ counsel to represent it, its officers and Trustees and any such controlling person who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Trust against the Underwriter hereunder if in the reasonable judgment of the Trust it is advisable for the Trust, its officers and Trustees or such controlling person to be represented by separate counsel, in which event the fees and expense of such separate counsel shall be borne by the Underwriter. This indemnity agreement and the Underwriter’s representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust, its officers and Trustees or any such controlling person. This indemnity agreement shall inure exclusively to the benefit of the Trust and its successors, the Trust’s officers and Trustees and their respective estates and any such controlling persons and their successors and estates. The Underwriter shall promptly notify the Trust of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Shares. No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of this paragraph, without the prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action. This paragraph shall survive the termination of this agreement.

15.  The Trust will pay or cause to be paid expenses (including the fees and disbursements of its own counsel) and all taxes and fees payable to the federal, state or other governmental agencies on account of the registration or qualifications of the Shares, including the listing of the Shares on the Listing Exchange. The Trust will also pay or cause to be paid expenses incident to the issuance of Shares, such as the cost of share certificates, issue taxes, and fees of the transfer agent. The Underwriter (itself or through an affiliate) will pay all expenses incident to the sale and distribution of the Shares issued or sold hereunder, including, without limiting the generality of the foregoing, all expenses of printing and distributing any Prospectus and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with the offering of the Shares for sale (except that such expenses need not include expenses incurred by the Fund in connection with the preparation, typesetting, printing and distribution of any registration statement or report or other communication to shareholders in their capacity as such) and expenses of advertising in connection with such offering.

16.  The Underwriter shall receive no compensation from the Trust under this agreement for services as distributor of the Shares. The Trust may compensate the Underwriter pursuant to the terms of the Plan, if applicable, as may be determined from time to time by the Board of Trustees of the Trust. Notwithstanding anything in this agreement to the contrary, the Underwriter and its affiliates may receive compensation or reimbursement from the Trust’s investment adviser with respect to any of its services hereunder or for additional services as may be agreed upon by the parties from time to time.

17.  This agreement shall become effective on the date hereof and shall continue in effect until April 30, 2028, and from year to year thereafter, but only so long as such continuance is approved in the manner required by the 1940 Act (subject to such exemptions as may be granted by the Securities and Exchange Commission or its staff by any rule, regulation, order or other relief). Either party hereto may terminate this agreement on any date by giving the other party at least six months prior written notice of such termination specifying the date fixed therefor. Without prejudice to any other remedies of the Trust in any such event the Trust may terminate this agreement at any time immediately upon any failure of fulfillment of any of the obligations of the Underwriter hereunder.

18.  This agreement shall automatically terminate in the event of its assignment.

19.  Any notice under this agreement shall be in writing, addressed and delivered or mailed, postage postpaid, to the other party at such address as such other party may designate for the receipt of such notice.

IN WITNESS WHEREOF, the Fund and the Underwriter have each caused this agreement to be executed on its behalf by an officer thereunto duly authorized and its seal to be affixed as of the day and year first above written.

WILLIAM BLAIR ETF TRUST

By:	/s/ Lisa Rusch
Lisa Rusch
President

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Robert Duwa
Robert Duwa
Partner

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